UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 30, 2010


                       NORTH AMERICAN GOLD & MINERALS FUND
             (Exact name of registrant as specified in its charter)

          Nevada                     333-141426                     N/A
(State or other jurisdiction       (Commission File             (IRS Employer
      of incorporation)                Number)               Identification No.)

848 N. Rainbow Blvd., # 3003, Las Vegas, NV                        89107
 (Address of principal executive offices)                        (Zip Code)

                                 (702) 635-8146
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

CANCELLATION OF 171,650,000 RESTRICTED SHARES OF COMMON STOCK BY CERTAIN SHAREHOLDERS

On November 30, 2010, three of our shareholders cancelled a total of 171,650,000 (One Hundred Seventy One Million Six Hundred Fifty Thousand) restricted shares of our Common Stock, par value US$0.001 per share, as follows:

Frederick C Bauman - 49,900,000 (Forty nine million nine hundred thousand) restricted shares of Common Stock; and

Ronald Y. Lowenthal - 49,750,000 (Forty nine million seven hundred and fifty thousand) restricted shares of Common Stock; and

David Wolfin - 72,000,000  (Seventy  two  million)  restricted  shares of Common
Stock.

Following completion of these cancellations of restricted shares of our Common Stock, we had a total of 234,864,284 (Two hundred and thirty four million eight hundred and sixty four thousand two hundred and eighty four) outstanding shares of Common Stock at November 30, 2010.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


NORTH AMERICAN GOLD & MINERALS FUND


/s/ Ronald Yadin Lowenthal
---------------------------------------
Ronald Yadin Lowenthal
President and Director
December 6, 2010

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